Exhibit 99.1

Elevation Oncology Reports Second Quarter 2023 Financial Results and Highlights Recent Business Achievements

●	Initial Phase 1 SYSA1801 (EO-3021) data presented by partner CSPC Pharmaceutical Group Limited at ASCO 2023 showed promising signs of efficacy, including a 47.1% ORR in patients with resistant/refractory gastric cancer expressing Claudin 18.2, with a well-tolerated safety profile
●	Closed underwritten public offering generating net proceeds of $46.5 million, providing cash runway into the second half of 2025
●	On track to initiate Phase 1 clinical trial of EO-3021 in the US in the second half of 2023

NEW YORK, August 3, 2023 -- Elevation Oncology, Inc. (Nasdaq: ELEV), an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs, today announced financial results for the second quarter ended June 30, 2023, and highlighted recent business achievements.

“The compelling initial clinical data presented at ASCO 2023 by our partner CSPC Pharmaceutical Group Limited (CSPC) are further evidence for why we believe EO-3021 to be a differentiated and potentially best-in-class antibody-drug conjugate targeting cancer cells expressing Claudin 18.2,” said Joseph Ferra, Chief Executive Officer of Elevation Oncology. “In June, we successfully completed a public offering securing $46.5 million in net proceeds, providing us with the necessary capital to execute against our EO-3021 development strategy where we anticipate dosing the first patient during the second half of this year.”

Recent Business Achievements

Corporate

●	Appointed Joseph Ferra and Tammy Furlong as Chief Executive Officer and Chief Financial Officer, respectively. Mr. Ferra was previously Interim Chief Executive Officer and Chief Financial Officer. Ms. Furlong was promoted from her previous role as Vice President of Finance and Accounting. Mr. Ferra also joined the Elevation Oncology Board of Directors.

●	Secured $46.5 million in net proceeds in public offering. In June 2023, Elevation Oncology closed an underwritten public offering which yielded net proceeds of $46.5 million, after deducting underwriting discounts and commissions and other offering expenses.

EO-3021

●	Highlighted first-in-human Phase 1 clinical data of SYSA1801 (EO-3021) the American Society of Clinical Oncology (ASCO) 2023 Annual Meeting. CSPC announced promising initial clinical data for SYSA1801 (EO-3021) in a poster presentation. Initial data showed promising signs of efficacy, including a 47.1% objective response rate (ORR), with eight partial responses (PRs), including four confirmed PRs, and a 64.7% disease control rate in patients with resistant/refractory gastric cancer expressing Claudin 18.2, along with a well-tolerated safety profile. These data will inform Elevation Oncology’s Phase 1 study, which is expected to commence during the second half of 2023, where Elevation Oncology will enroll patients with solid tumors likely to express Claudin 18.2. The dose escalation and expansion portion of the study in China is ongoing.

Other Pipeline Programs

●	Continue research and development efforts to advance novel therapeutic drug candidates and targets. Additional pipeline programs include those through Elevation Oncology’s existing partnership with Caris Life Sciences.

Expected Upcoming Milestones and Operational Objectives

●	Initiate Phase 1 clinical trial of EO-3021 in the United States in the second half of 2023
●	Ongoing target evaluation for future pipeline expansion

Second Quarter 2023 Financial Results

As of June 30, 2023, Elevation Oncology had cash, cash equivalents and marketable securities totaling $107.9 million, inclusive of net proceeds from the underwritten public offering that closed in June 2023, compared to $90.3 million as of December 31, 2022.

Research and development (R&D) expenses for the second quarter 2023 were $6.0 million, compared to $16.3 million for the second quarter 2022. The decrease in R&D expenses in the second quarter 2023 was primarily due to the decrease in costs related to manufacturing clinical supply of seribantumab for use in the CRESTONE clinical trial.

General and administrative (G&A) expenses for the second quarters of 2023 and 2022 were $3.8 million.

Net loss for the second quarter 2023 was $10.1 million, compared to $19.9 million for the second quarter 2022.

Financial Outlook

Elevation Oncology expects its existing cash, cash equivalents and marketable securities as of June 30, 2023, will be sufficient to fund its current operations into the second half of 2025.

About EO-3021

EO-3021 (also known as SYSA1801) is a differentiated, clinical-stage antibody drug conjugate (ADC) comprised of an immunoglobulin G1 (IgG1) monoclonal antibody (mAb) that targets Claudin 18.2 and is site-specifically conjugated to the monomethyl auristatin E (MMAE) payload via a cleavable linker with a drug-to-antibody ratio (DAR) of 2. Claudin 18.2 is a specific isoform of Claudin 18 that is normally expressed in gastric epithelial cells. During malignant transformation, the tight junctions may become disrupted, exposing Claudin 18.2 and allowing them to be accessible by Claudin 18.2 targeting agents. An Investigational New Drug application for EO-3021 has been cleared by the U.S. Food and Drug Administration.

About Elevation Oncology, Inc.

Elevation Oncology is an innovative oncology company focused on the discovery and development of selective cancer therapies to treat patients across a range of solid tumors with significant unmet medical needs. We are rethinking drug development by seeking out innovative, selective cancer therapies that can be matched to a patient's unique tumor characteristics. Our lead candidate, EO-3021, is a potential best-in-class antibody-drug conjugate (ADC) designed to target Claudin 18.2, a clinically validated molecular target. EO-3021 selectively delivers a cytotoxic payload directly to cancer cells expressing Claudin 18.2. We are working to rapidly advance EO-3021 into the clinic in the United States across a range of solid tumor indications, as well as exploring other opportunities through new or existing partnerships and business development opportunities to expand our novel oncology pipeline. For more information, visit www.ElevationOncology.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated clinical development activities, potential benefits of Elevation Oncology's product candidates, potential market opportunities for Elevation Oncology's product candidates, the ability of Elevation Oncology's product candidates to treat their targeted indications and Elevation Oncology’s expectations about its cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements may be accompanied by such words as "aim," "anticipate," "believe," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "might," "plan," "potential," "possible," "will," "would," and other words and terms of similar meaning. Although Elevation Oncology believes that the expectations reflected in such forward-looking statements are reasonable, Elevation Oncology cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval are inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Elevation Oncology's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Elevation Oncology's ability to advance its product candidates, the timing and results of preclinical studies and clinical trials, approvals and commercialization of product candidates, the receipt and timing of potential regulatory designations, the impact of the continued presence of COVID-19 on Elevation Oncology's business, Elevation Oncology's ability to fund development activities and achieve development goals, Elevation Oncology's ability to protect intellectual property, Elevation Oncology's ability to establish and maintain collaborations with third parties, and other risks and uncertainties described under the heading "Risk Factors" in documents Elevation Oncology files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Elevation Oncology undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Elevation Oncology Investor and Media Contact

Candice Masse, 978-879-7273

Senior Director, Corporate Communications & Investor Relations

Cmasse@elevationoncology.com

Selected Financial Information

Results of Operations (unaudited)
	Three months ended June 30,
(In thousands, except share and per-share amounts)	2023	2022
Operating expenses:
Research and development	$6,029	$16,300
General and administrative	3,805	3,813
Total operating expenses	9,834	20,113
Loss from operations	(9,834)	(20,113)
Other income (expense), net	(271)	187
Loss before income taxes	(10,105)	(19,926)
Income tax expense	5	—
Net loss	(10,110)	(19,926)
Net loss per share, basic and diluted	$(0.37)	$(0.86)
Weighted average common shares outstanding, basic and diluted	27,575,596	23,258,759

Selected Financial Information

Consolidated Balance Sheets (unaudited)
	June 30,	December 31,
(In thousands):	2023	2022
Cash, cash equivalents and marketable securities	$ 107,923	$ 90,280

Prepaid expenses and other current assets	1,502	2,697

Working Capital[1]	101,008	77,285

Total Assets	110,370	94,161

Long-term debt, net of discount	29,772	29,435

Total Stockholders' Equity	72,181	49,032

1 We define working capital as current assets less current liabilities.